Exhibit 10.13

RESTRICTED STOCK AGREEMENT (this “Agreement”) made as of this                (the “Effective Date”), by and between Niagara Holdings, Inc., a Delaware corporation (the “Company”) and            (the “Executive”).

Certain capitalized terms used herein are defined in Section 8 hereof and capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement (as defined below).

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Purchase and Sale of Executive Stock.

(a)                                  Upon execution of this Agreement and the Stockholders Agreement, and in connection with the Subscription Agreement and upon payment of the Purchase Price (as defined therein), the Company will issue to the Executive                   shares of class A common stock of the Company, par value $0.01 per share (the “Class A Common Stock”), for a purchase price of $          per share (the “Class A Purchase Price”).  All of such shares of Class A Common Stock purchased by the Executive pursuant to the Subscription Agreement are referred to herein as “Executive Stock.”  To secure the Company’s rights under the Repurchase Option in Section 3, the Company will retain possession of the certificates representing the Class A Common Stock.

(b)                                 The parties agree that the Fair Market Value of each share of Class A Common Stock as of the Effective Date is $          .  The Executive, in his sole discretion, may make an election with the Internal Revenue Service (the “IRS”) under Section 83(b) of the Code and the regulations promulgated thereunder in the form of Exhibit A attached hereto (the “83(b) Election”).  The Executive understands that under applicable law such election must be filed with the IRS no later than thirty (30) days after any acquisition of the Class A Common Stock to be effective.  If the Executive files an effective 83(b) Election, the excess of the fair market value of the Class A Common Stock (which the IRS may assert is different from the Fair Market Value determined by the parties) covered by such election over the amount paid by the Executive for the stock shall be treated as ordinary income received by the Executive, and the Company or one of its Subsidiaries shall withhold from Executive’s compensation all amounts required to be withheld under applicable law.  If the Executive does not file an 83(b) Election, future appreciation on the Class A Common Stock will generally be taxable as ordinary income when such stock vests pursuant to this Agreement.  The foregoing is merely a brief summary of complex tax laws and regulations, and therefore the Executive is advised to consult with his own tax advisors regarding the purchase and holding of Class A Common Stock.

(c)                                  As an inducement to the Company to issue the Executive Stock to the Executive and as a condition thereto, the Executive acknowledges and agrees that:

(i)                                     this Agreement constitutes the legal, valid and binding obligation of the Executive, enforceable against him in accordance with its terms, and the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject;

(ii)                                  neither the issuance of the Executive Stock to the Executive nor any provision contained herein shall entitle the Executive to remain in the employment of the Company and its Subsidiaries, or affect the right of the Company or any Subsidiary to terminate the Executive’s employment at any time for any reason (but nothing herein is intended to limit the Executive’s rights under the Employment Agreement); and

(iii)                               except as provided in any other agreement between the Company and/or one of its Subsidiaries and the Executive, the Company shall have no duty or obligation to disclose to the Executive, and the Executive shall not have any right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with the exercise of the Repurchase Option or forfeiture of the Executive Stock upon the termination of the Executive’s employment with the Company or one of it Subsidiaries.

(iv)                              the Executive has purchased, directly or indirectly, or caused PQP LLC to purchase for his benefit, not less than               shares of Class B Common Stock (the “Class B Stock”).  The Executive hereby each represents and warrants that at all times during the Employment Period, he shall maintain his direct or indirect beneficial ownership of the Class B Stock (as adjusted for any stock dividend, stock split, reverse stock split or recapitalization) and shall not transfer, and shall cause the record owner of the Class B Stock or any voting or economic interest therein not to transfer, the Class B Stock other than pursuant to and in compliance with the Stockholders Agreement.

2.                                      Vesting of Class A Common Stock.

(a)                                  All shares of Class A Common Stock shall initially be unvested and subject to repurchase by the Company at the Class A Purchase Price pursuant to Section 3.  The Executive will be entitled to receive all dividends payable with respect to shares of Class A Common Stock held by it, whether or not then vested.

(b)                                 Time-Vesting.                shares of Class A Stock shall be “Time Vesting Shares.”

(i)                                     Vesting Schedule.  Subject to subsections (b)(ii) and (d), the Time Vesting Shares shall vest as set forth below, provided that the Executive remains employed with the Company or one of its Subsidiaries on such Vesting Date:

Vesting Date	Vested Percentage of Time Vesting Shares
20%
40%
60%
80%
100%

(ii)                                  Acceleration upon Change of Control or IPO.  Upon the occurrence of a Change of Control or IPO prior to          , all then unvested Time Vesting Shares shall immediately vest in full provided the Executive remains employed with the Company or one of its Subsidiaries on the applicable Change of Control Date or IPO Date.

(iii)                               Cessation of Vesting.  The vesting of all Time Vesting Shares shall cease upon the Termination Date and Time Vesting Shares that have not become vested pursuant to this subsection (b) or subsection (d) as of the Termination Date shall be subject to repurchase by the Company at the Class A Purchase Price pursuant to Section 3.

(c)                                  Performance-Based Vesting.

(i)                                     General.  Subject to subsections (c)(v) and (d),               shares of Class A Common Stock shall be eligible to vest as set forth in this subsection (c) upon the occurrence of a Change of Control or IPO, provided the Executive remains employed with the Company or one of its Subsidiaries on such Change of Control Date or IPO Date, as applicable (the “Performance Vesting Shares”).

(ii)                                  Early Change of Control or IPO.  If the Change of Control Date or IPO Date is on or prior to             and the Class B Return is equal to or greater than   , one hundred percent (100%) of the Performance Vesting Shares shall vest on the Change of Control Date or IPO Date, as applicable.

(iii)                               Later Change of Control or IPO.   If the Change of Control Date or IPO Date, as applicable, is after           :

(A)      twenty-five percent (25%) of the Performance Vesting Shares shall vest if the Class B Return is at least equal to     but less than     ;

(B)        seventy-five percent (75%) of the Performance Vesting Shares shall vest if the Class B Return is at least equal to     but less than     ; and

(C)        one hundred percent (100%) of the Performance Vesting Shares shall vest if the Class B Return is at least equal to     .

(iv)                              Cessation of Vesting upon Change of Control or IPO.  The vesting of all Performance Vesting Shares shall cease upon the first to occur of a Change of Control or IPO, and Performance Vesting Shares, if any, that do not become vested upon the occurrence of such Change of Control or IPO, as applicable, in accordance with subsections (c)(ii) or (c)(iii) shall be subject to repurchase by the Company at the Class A Purchase Price pursuant to Section 3 immediately prior to the consummation of such Change of Control or IPO, as applicable.

(v)                                 Partial Cessation of Vesting upon Termination of Employment Prior to Change of Control or IPO.  In the event of the Executive’s termination of employment for any reason other than Termination for Cause prior to the occurrence of a Change of Control or IPO (and if vesting is not accelerated pursuant to subsection (d)),

(A)      vesting shall cease for the Forfeited Performance Vesting Shares and the Forfeited Performance Vesting Shares shall be subject to repurchase by the Company at the Class A Purchase Price pursuant to Section 3; and

(B)        vesting shall not cease for the Continuing Performance Vesting Shares and the Continuing Performance Vesting Shares shall continue to be eligible to vest upon a Change of Control or IPO pursuant to subsections(c)(ii) and (iii).

The number of “Continuing Performance Vesting Shares” as of any date of determination under this subsection (v) shall equal the product of (x) the total number of Performance Vesting Shares and (y) the percentage of Time Vesting Shares that have vested as of the Termination Date pursuant to subsection (b)(i); provided, that if no Time Vesting Shares have then vested, the number of Continuing Performance Vesting Shares will equal zero.  The number of “Forfeited Performance Vesting Shares” as of any date of determination under this subsection (v) shall equal the excess of the (x) the total number of Performance Vesting Shares over (y) the number of Continuing Vesting Performance Shares.

(d)                                 Accelerated Vesting upon Termination of Employment.  Notwithstanding the foregoing provisions of this Section 2, Time Vesting Shares and Performance Vesting Shares shall be subject to vesting upon the Executive’s termination of employment with the Company and its Subsidiaries as follows:

(i)                                     Termination without Cause:

(A)      In the event that Michael R. Boyce is no longer employed by the Company or any of its Subsidiaries and the Executive’s employment with the Company and its Subsidiaries is terminated by reason of Termination without Cause on or prior to         , one hundred percent (100%) of the Class A Common Stock shall vest on the Termination Date if the Implied Class B Return as of such date is at least equal to     .

(B)        In the event that Michael R. Boyce is no longer employed by the Company or any of its Subsidiaries and the Executive’s employment with the Company and its Subsidiaries is terminated by reason of Termination without Cause after February 11, 2007 but on or prior to February 11, 2008, one hundred percent (100%) of the Class A Common Stock shall vest on the Termination Date if the Implied Class B Return as of such date is at least     .

(C)        In the event that Michael R. Boyce voluntarily resigns from the Company or any of its Subsidiaries on or after February 11, 2008 and the Executive’s employment with the Company and its Subsidiaries is concurrently or subsequently terminated by reason of Termination without Cause, the vested percentage of Time Vesting Shares as of the Executive’s Termination Date calculated pursuant to Section 2(b)(i) shall be determined as if the Executive’s Termination Date had occurred one calendar year later.

(ii)                                  Death or Disability:  In the event of the Executive’s termination of employment with the Company and its Subsidiaries by reason of his death or Disability on or after February 11, 2007:

(A)      if the Implied Class B Return as of such date is at least     , one hundred percent (100%) of the Class A Common Stock shall vest on the Termination Date;

(B)        if the Implied Class B Return as of such date is less than        , that portion, if any, of the Time Vesting Shares that would otherwise have been become vested within twelve months following the Termination Date shall vest as of such Termination Date.

(iii)                               Notwithstanding the foregoing, vesting set forth in this subsection (d) (other than upon termination by reason of his death) is subject to the Executive’s execution without subsequent revocation of a Release.

(e)                                  Class B Return, Implied Class B Return, Implied Class A Value, JPMP Investment Percentage, Class A Percentage, Class B Common Stock Cost and JPMP Investment Determinations.  The Board (or Compensation Committee) shall make all determinations as to the amount of Class B Return, Implied Class B Return, Implied Class A Value, JPMP Investment Percentage, Class A Percentage, Class B Common Stock Cost and JPMP Investment and whether the respective targets specified in this Section 2 have been met, and shall determine the extent, if any, to which the Class A Common Stock has become vested as of any date of determination.

3.                                      Repurchase of Class A Common Stock.

(a)                                  Repurchase Option.  Shares of Class A Common Stock shall be subject to repurchase by the Company, at its option (the “Repurchase Option”), for the Class A Purchase Price as set forth in this Section 3.  From and after the date that any share of Class A Common Stock becomes subject to the Repurchase Option, such share shall cease to be a “Time Vesting Share” or “Performance Vesting Share” under Section 2 hereof.

(b)                                 Termination for Cause/Breach of Agreements.  In the event that (i) the Executive ceases to be employed by the Company or any of its Subsidiaries by reason of Termination for Cause or (ii) the Executive breaches any provision of the Subscription Agreement or this Agreement, then all shares of Class A Common Stock (vested and unvested), will be subject to the Repurchase Option.

(c)                                  Repurchase Option for Unvested Shares.   Unvested shares of Class A Common Stock will be subject to the Repurchase Option as set forth below:

(i)                                     Repurchase of Time Vesting Shares.  Upon the Termination Date, the Company shall have the Repurchase Option for all Time Vesting Shares that have not vested on or prior to such date.

(ii)                                  Repurchase of Performance Vesting Shares.

(A)      Change of Control or IPO prior to Termination of Employment.  Upon the occurrence of a Change of Control or IPO prior to the Executive’s termination of employment with the Company and its Subsidiaries, all Performance Vesting Shares shall cease vesting and the Company shall have the Repurchase Option for all

Performance Vesting Shares that have not vested on or prior to such Change of Control Date or IPO Date, as applicable.

(B)        Termination of Employment prior to Change of Control or IPO.  Upon the Executive’s termination of employment with the Company and its Subsidiaries prior to a Change of Control or IPO, and other than by reason of Termination for Cause, all Forfeited Performance Vesting Shares shall cease vesting and the Company shall have the Repurchase Option for the Forfeited Performance Vesting Shares.  Upon a subsequent Change of Control or IPO, all Performance Vesting Shares shall cease vesting and the Company shall have the Repurchase Options for all Performance Vesting Shares that have not vested on or prior to such Change of Control Date or IPO Date, as applicable.

(C)        Termination of Employment concurrent with a Change of Control or IPO.  Upon the Executive’s termination of employment with the Company and its Subsidiaries coincident with a Change of Control or IPO, all Performance Vesting Shares shall cease vesting as of such date, and the Company shall have the Repurchase Option for all Performance Vesting Shares that are unvested as of such date.

(d)                                 Exercise of Repurchase Option.  The Repurchase Option shall be exercised by the Company, or its designee, by delivering to the Executive a written notice of exercise within six (6) months following the event that triggers the Repurchase Option (the Executive’s termination of employment, a breach of the Subscription Agreement or this Agreement, or a Change of Control or IPO, as applicable).  The Company in its discretion may elect to exercise the Repurchase Option with respect to all or any portion of the shares of Class A Common Stock subject thereto.  Upon delivery of such notice and payment of the purchase price as described above, the Company, or its designee, shall become the legal and beneficial owner of the shares of Class A Common Stock being repurchased and all rights and interest therein or related thereto, and the Company, or its designee, shall have the right to transfer to its own name the number of shares of Class A Common Stock being repurchased without further action by the Executive or any of his transferees.

(e)                                  In the event that Class A Common Stock is repurchased pursuant to this Section 3, the Executive and his successors, assigns or Representatives shall take (at the Company’s expense) all steps necessary and desirable to obtain all required third-party and Governmental Approvals and take all other actions necessary and desirable to facilitate consummation of such repurchase in a timely manner.

4.                                      Intentionally Omitted.

5.                                      Repurchase Disability.

(a)                                  Notwithstanding anything to the contrary herein, the Company shall not be permitted to purchase any Executive Stock upon exercise of the Repurchase Option if the Board determines that:

(i)                                     Such purchase would render the Company or its Subsidiaries unable to meet their obligations in the ordinary course of business taking into account any pending or proposed transactions, capital expenditures or other budgeted cash outlays by the Company, including, without limitation, any proposed acquisition of any other entity by the Company or any of its Subsidiaries;

(ii)                                  The Company is prohibited from purchasing the Executive Stock by applicable law restricting the purchase by a corporation of its own shares; or

(iii)                               The purchase of Executive Stock would constitute a breach of, default, or event of default under, or is otherwise prohibited or limited by, the terms of any loan agreement, indenture, or other agreement or instrument to which the Company or any of its Subsidiaries is a party (the “Financing Documents”) or the Company is not able to obtain the requisite consent of any of its senior lenders to the purchase of the Executive Stock.

The events described in (i) through (iii) above each constitute a “Repurchase Disability.”

(b)                                 In the event of a Repurchase Disability, the Company shall notify the Executive (or his Representative or heirs) in writing (a “Disability Notice”).  The Disability Notice shall specify the nature of the Repurchase Disability.  The Company shall thereafter repurchase the Executive Stock as soon as reasonably practicable after all Repurchase Disabilities cease to exist (or the Company may elect, but shall have no obligation, to cause its nominee to repurchase the Executive Stock while any Repurchase Disabilities continue to exist).  In the event the Company suspends its obligations to repurchase the Executive Stock pursuant to a Repurchase Disability, (A) the Company shall provide written notice to the Executive (or his Representative or heirs) as soon as practicable after all Repurchase Disabilities cease to exist (the “Reinstatement Notice”); (B) the Fair Market Value of the Executive Stock shall be determined as of the date the Reinstatement Notice is delivered; and (C) the repurchase shall occur on a date specified by the Company within 10 days following the delivery of the Reinstatement Notice.

6.                                      Legend.

(a)                                  To the extent applicable, each certificate representing shares of Executive Stock shall bear each of the following legends (in addition to any legends required under the Subscription Agreement or the Stockholders Agreement) until such time as such shares of Executive Stock represented thereby are no longer subject to the provisions hereof.

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXCHANGED UNLESS SUCH TRANSFER, SALE,

ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OR EXCHANGE COMPLIES WITH THE PROVISIONS OF THE STOCKHOLDERS’ AGREEMENT AND THE RESTRICTED STOCK AGREEMENT, AS AMENDED FROM TIME TO TIME, BETWEEN THE COMPANY AND THE INVESTORS PARTY THERETO, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.”

(b)                                 The certificates shall also bear any legend required by any applicable state securities law.

7.                                      Restrictions on Transfer and Conversion.

(a)                                  The Company and the Executive acknowledge and agree that the shares of Executive Stock are subject to and restricted by the Stockholders Agreement and with respect to such shares of Executive Stock, the Executive shall be an “Investor” as such term is used in the Stockholders Agreement.  Notwithstanding anything to the contrary contained in the Stockholders Agreement, no shares of Executive Stock that have not vested pursuant to Section 2 hereof may be transferred to any Person and no shares of vested Class A Common Stock may be transferred to any Person who is not an Affiliate of the Executive.  The shares of vested Class A Common Stock may be transferred by will or the laws of descent and distribution.

(b)                                 Prior to any Transfer, the transferee shall agree, by execution of a Joinder Agreement, to be bound by this Agreement as holder of Executive Stock and by the Stockholders Agreement as an Investor.  Any Transfer or attempted Transfer of any Executive Stock in violation of this Section 7 shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

8.                                      Definitions.

The following terms shall have the meanings ascribed below:

“Change of Control” means the first occurrence of any one of the following:  (i) a change in the ownership or control of the Company effected through a transaction or series of transactions (including by way of merger, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries, or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of 50% or more of the total combined voting power of the Company’s Shares outstanding immediately after such transaction or series of transactions; or (ii) the sale, lease, transfer, conveyance or other disposition (other than by way of a transaction that would not be deemed a Change of Control pursuant to clause (i) above), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, to any “person” (as defined above).

“Change of Control Date” means the date of consummation of a Change of Control.

“Class A Common Stock” has the meaning set forth in Section 1(a) hereof.

“Class A Percentage” as of any date of determination means       %, adjusted for any increase or decrease in the number of Class A Common Shares or Class B Common Shares then outstanding.

“Class B Common Stock Cost” as of any date of determination means $           , adjusted for all cash or other consideration received by, and all cash or other consideration contributed to, the Class B Common Stock.

“Class B Return” as of any date of determination means the ratio, the numerator of which is the cumulative value of the aggregate cash proceeds received by the JPMP Investors with respect to shares of Class B Common Stock through such date, and the denominator of which is the JPMP Investment; provided, however, that in the event of an IPO, the numerator of the ratio shall be determined to equal the sum of (A) the cumulative value of the aggregate cash proceeds received by the JPMP Investors with respect to shares of Class B Common Stock prior to the IPO and (B) the product of (x) the per share mid-point of the valuation range provided by the underwriters and (y) the number of Shares held by the JPMP Investors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Equity Value” as of any date of determination means the excess of (A) the product of (i) EBITDA as of such date and (ii) seven, over (B) Net Debt as of such date.

“Convertible Securities” means any evidence of indebtedness, shares of stock or other securities that are directly or indirectly convertible into or exchangeable or exercisable for Shares.

“EBITDA” as of any date of determination means the consolidated earnings before interest, taxes, depreciation, amortization and extraordinary items all as reflected on the Company’s most recent quarterly financial statements filed with the Securities and Exchange Commission or as prepared and delivered to the holders of the Company’s 2013 senior subordinated notes in accordance with the indenture relating thereto.

“Employment Agreement” means the employment agreement between Niagara Acquisition, Inc. and the Executive effective as of                 .

“Equivalent Shares” means, at any date of determination, (a) as to any outstanding Shares, such number of Shares, (b) as to any outstanding Convertible Securities, the maximum number of Shares for which or into which such Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstances in connection with which the number of Equivalent Shares is to be determined) and (c) in respect of any Subsidiary of the Company, (i) as to any outstanding shares of stock of any Subsidiary of the Company, such number of shares of stock or (ii) as to any outstanding options, warrants or convertible securities, the maximum number of shares of stock of any Subsidiary of the Company for which or into which such options, warrants or convertible securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstances in connection with which the number of Equivalent Shares is to be determined).

“Executive Stock” has the meaning set forth in Section 1(a) hereof.  The Executive Stock will continue to be Executive Stock in the hands of any holder other than the Executive (except for the Company) and, except as otherwise provided herein, each such other holder of the Executive Stock will succeed to all rights and obligations attributable to the Executive as a holder of the Executive Stock hereunder.  The Executive Stock will also include shares of the Company’s capital stock issued with respect to, or exchanged or substituted for, the Executive Stock by way of a stock split, stock dividend or other recapitalization, merger, consolidation, reorganization or similar transaction.

“Fair Market Value” with respect to Class A Common Stock or Class B Common Stock means the fair market value of a share of such respective class of stock, as the same is determined in good faith by the Board of Directors of the Company.

“Governmental Approval” means, with respect to any Transfer of Shares, any consent or other action by, or filing with, any governmental authority required in connection with such Transfer and the expiration or early termination of any applicable statutory waiting period in connection with such action or filing.

“Implied Class A Value” as of any date of determination means the product of (A) the excess of (x) Company Equity Value over (y) the Class B Common Stock Cost, and (B) the Class A Percentage, all as determined as of such date.

“Implied Class B Return” as of any date of determination means a ratio (I) the numerator of which is the product of (A) the JPMP Investment Percentage and (B) the excess of (x) Company Equity Value over (y) the Implied Class A Value, and (II) the denominator of which is the JPMP Investment, all as determined as of such date.

 “IPO” means the initial public offering of Shares registered on Form S-1 (or any equivalent or successor form under the Securities Act)

“IPO Date” means the date on which the Company consummates an IPO of the Company.

“JPMP BHCA” means J.P. Morgan Partners (BHCA), L.P., a Delaware limited partnership.

“JPMP Global” means J.P. Morgan Partners Global Investors, L.P., a Delaware limited partnership.

“JPMP Investment” means initially $            , and shall be adjusted for any cash or other consideration contributed from the JPMP Investors.

“JPMP Investment Percentage” means, initially               percent (       %), and shall be adjusted for any increases or decrease in Class B Common Shares outstanding and/or Class B Common Shares owned by the JPMP Investors.

“JPMP Investors” means JPMP BHCA, JPMP Global, J.P. Morgan Partners Global Investors A, L.P., a Delaware limited partnership, J.P. Morgan Partners Global Investors (Cayman), L.P., a Cayman Islands exempted limited partnership, J.P. Morgan Partners Global Investors (Cayman) II, L.P., a Cayman Islands exempted limited partnership, and JPMP Selldown.

“JPMP Selldown” means J.P. Morgan Partners Global Investors (Selldown), L.P., a Delaware limited partnership.

“Net Debt” as of any date of determination means the total debt less cash, all as reflected on the Company’s balance sheet as of such date.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Representative” means, with respect to a deceased Executive, the duly appointed, qualified and acting personal representative (or personal representatives collectively) of the estate of the deceased Executive (or portion of such estate that includes Executive Stock), whether such personal representative holds the position of executor, administrator or other similar position qualified to act on behalf of such estate.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal law then in force.

“Shares” means (a) all shares of Class A Common Stock and Class B Common Stock, whenever issued, including all shares of Class A Common Stock and Class B Common Stock issued upon the exercise, conversion or exchange of any Convertible Securities and (b) all Convertible Securities (treating such Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Stockholders Agreement” means the Stockholders Agreement dated February 11, 2005 between the Company and certain stockholders of the Company, as amended, modified or supplemented from time to time.

“Subscription Agreement” means that certain Subscription and Stock Purchase Agreement dated on or about the date hereof among the Company and the Executive pursuant to which the Executive is purchasing Class A Common Stock and Class B Common Stock.

“Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Person), owns, directly or indirectly, 50% or more of the stock or other equity interests which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Transfer” means the sale, transfer, assignment, pledge or other disposal (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any Executive Stock.

9.                                      General Provisions.

(a)                                  Severability.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(b)                                 Entire Agreement.  This Agreement, the Subscription Agreement, the Stockholders Agreement and the Employment Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(c)                                  Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d)                                 Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive, the Company, and their respective successors, assigns, heirs, representative and estate, as the case may be (including subsequent holders of Executive Stock); provided that the rights and obligations of the Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder.

(e)                                  Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE, OR ANY OTHER JURISDICTION), THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.  IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(f)                                    Jurisdiction and Venue.  SUBJECT TO THE TERMS OF THIS AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF, OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION.  EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.  THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT THE NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

(g)                                 Remedies.  Each of the parties to this Agreement and any such Person granted rights hereunder whether or not such Person is a signatory hereto shall be entitled to enforce his, her or its rights under this Agreement specifically to recover damages and costs (including reasonable attorney’s fees) for any breach of any provision of this Agreement and to exercise all other rights existing in his, her or its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party and any such Person granted rights hereunder whether or not such Person is a signatory hereto may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

(h)                                 Claw-Backs.  In the event that the Executive violates any of the covenants set forth in Section 8(a), (b), or (c) of the Employment Agreement or materially violates any of the covenants set forth in Section 6, 7 or 9 of the Employment Agreement, the Executive shall, in addition to any other remedy which may be available (i) at law or in equity or (ii) pursuant to subsection (g) hereof or Section 11 of the Employment Agreement, be required to repay to the Company immediately upon demand thereof an amount determined by the Board which may equal up to all amounts the Executive has received from the Executive Stock during the twelve-month period immediately preceding (or at any time after) the date that the Executive first breaches such covenant (and, to the extent that any such amount has not been paid or become vested, it will be forfeited to satisfy such repayment obligation).

(i)                                     Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(j)                                     Notices.  Any notice provided for in this Agreement must be in writing and must be either personally delivered, transmitted via facsimile, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via facsimile, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

If to the Company, to:	Niagara Holdings, Inc.
c/o J.P. Morgan Partners (BHCA), L.P.
1221 Avenue of the Americas, 39th Floor
New York, New York 10020

	Attention:	Timothy J. Walsh
Stephen V. McKenna

	Facsimile:	(212) 899-3401

with a copy to:	Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, NY 10022

	Attention:	David S. Allinson

	Facsimile:	(212) 751-4864

If to the Executive, to him at his most recent address in the Company’s records

with a copy to:	Peak Investments, L.L.C.
15700 College Blvd.
Suite 101
Lenexa, KS 66219

	Attention:	William J. Sichko, Jr.

	Facsimile:	(913) 227-0287

(k)                                  Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period for giving notice or taking action shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(l)                                     Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement indefinitely.

(m)                               Recapitalization, Exchange, Etc. Affecting the Company’s Shares.  The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all Shares of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, conversion to a corporation or otherwise) that may be issued in respect of, in exchange for, or in substitution of, the Shares of the Company and shall be appropriately adjusted for any dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

(n)                                 Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(o)                                 Construction.  Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(p)                                 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(q)                                 Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(r)                                    Non-Qualified Deferred Compensation.  The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder will be immediately taxable to the Executive under Section 409A of the Code and related Department of Treasury guidance, the Company may (a) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement and/or (b) take such other actions as the Company determines necessary or appropriate to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the Effective Date.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the date first written above.

COMPANY

NIAGARA HOLDINGS, INC.

By:
Name:
Title

EXECUTIVE

EXHIBIT A

ELECTION TO INCLUDE STOCK IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE

The undersigned purchased      shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of Niagara Holdings, Inc. (the “Company”) pursuant to a Subscription and Stock Purchase Agreement and a Restricted Stock Agreement (the “Restricted Stock Agreement”), each dated as of                    , 2005 (the “Effective Date”) and each between the Company and the undersigned.  Under certain circumstances, the Company has the right to repurchase the Common Stock from the undersigned (or from the holder of the Common Stock, if different from the undersigned) upon the occurrence of certain events as described in the Restricted Stock Agreement.  Hence, the Common Stock is subject to a substantial risk of forfeiture and is nontransferable to other than family members (within the meaning of Treasury Regulation §1.83-3(d)).  The undersigned desires to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code”) to have the Common Stock taxed at the time the undersigned purchased the Common Stock.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Common Stock, to report as taxable income for the undersigned’s taxable year ended December 31, 2005 the excess (if any) of the Common Stock’s fair market value on the Effective Date, over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.  The name, address and social security number of the undersigned:

[Name]
[Address]

Social Security Number:

2.  A description of the property with respect to which the election is being made:               shares of Class A Common Stock, par value $0.01 per share of Niagara Holdings, Inc.

3.  The date on which the property was transferred:                    , 2005.  The taxable year for which such election is made:  the undersigned’s taxable year ending December 31, 2005.

4.  The restrictions to which the property is subject:

The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company.  These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.  The fair market value on                    , 2005, of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $           .

6.  The amount paid for such property: $                 .

7.  A copy of this election has been furnished to the person for whom the services are performed:  Secretary of the Company and Secretary PQ Corporation pursuant to Treasury Regulation §1.83-2(e)(7).(1)

This election is being sent to the Internal Revenue Service office with which the undersigned files his return.  In addition, a copy of this election will be submitted with the income tax return of the undersigned for the taxable year in which the Common Stock was purchased.

Dated:
[NAME]

(1) If the services are performed for a person, e.g., a subsidiary, which is different from the issuer of the stock, then item 7 should read that a copy has been furnished to such person.  In addition, if the person who performs the services and the transferee of the stock (or other property) are not the same person (e.g., a trust), then (i) the person who performs the services shall submit a copy of this election to such transferee of the stock (or other property) and (ii) item 7 should have an additional statement that a copy of the election has been sent to such transferee.

A-2